Exhibit 99.1

Vincerx Pharma Enters into a Binding Term Sheet for a Strategic Merger with Oqory, Inc.

Proposed merger would add a differentiated Phase 3 TROP2 Antibody-drug Conjugate (ADC) to the combined company’s pipeline

PALO ALTO, California, December 27, 2024 — Vincerx Pharma, Inc. (Nasdaq: VINC), a biopharmaceutical company aspiring to address the unmet medical needs of patients with cancer through paradigm-shifting therapeutics, today announced that it has entered into a binding term sheet for a proposed merger with Oqory, Inc., a privately-held, clinical-stage company developing ADCs for the treatment of multiple oncology indications.

Upon completion of the proposed merger, Oqory, Inc. will merge with Vincerx Pharma, Inc. Post-closing, Oqory equity holders are expected to own approximately 95% of the combined entity, while Vincerx equity holders will hold about 5%. The transaction includes a minimum fully diluted equity value of $13.66 million for existing Vincerx stockholders at closing and, as a condition to the closing of the merger, completion of a concurrent offering of Vincerx equity securities of at least $20 million. Additionally, Oqory-designated investors will provide interim financing to Vincerx of $1.5 million in two tranches, approximately $1,000,000 of which was funded today through the issuance of common stock and pre-funded warrants along with accompanying common stock warrants and approximately $500,000 of which will be funded on or prior to January 31, 2025. The merger is subject to customary closing conditions, including due diligence, regulatory approvals, negotiation of a definitive merger agreement, stockholder approval from both parties, completion of the minimum $20 million financing, and the continued listing of Vincerx’s common stock on Nasdaq.

Vincerx is also implementing additional streamlining and cost-control measures, including a workforce reduction, as it pursues due diligence and transaction-related work. As part of this workforce reduction, Dr. Ahmed Hamdy, Chairman and Chief Executive Officer (CEO), has stepped down as CEO but will remain as Chairman. Dr. Raquel Izumi has stepped down as President and Chief Operations Officer and taken over as Acting CEO in a consulting capacity. Alexander Seelenberger has stepped down as Chief Financial Officer, and Kevin Hass, the Company’s Vice President and Controller, has taken over as Acting Chief Financial Officer. Mr. Seelenberger has agreed to provide ongoing assistance in a consulting capacity to assist the Company as it pursues its strategic efforts.

“This strategic transaction highlights Vincerx’s commitment to develop ADCs with improved safety profiles that allow patients to thrive on—rather than endure—their cancer therapies,” said Raquel Izumi, Ph.D., Acting Chief Executive Officer. “Oqory’s anti-TROP2 ADC has shown favorable efficacy and safety in the clinic. Among approximately 150 treated patients, results include an 83% overall response rate and 100% disease control rate in first-line triple-negative breast cancer (TNBC; n=30). Unlike other TROP2 ADCs in Phase 3, no cases of interstitial lung disease or Grade 3 and above stomatitis have been reported. Oqory’s Phase 3 studies of OQY-3258 are ongoing to confirm these promising findings.”

About OQY-3258 (also known as ESG401)

OQY-3258 is Oqory’s anti-TROP2 ADC with an optimized enzyme-dependent linker technology and an SN-38 payload with established efficacy and manageable side effect profile. OQY-3258 has completed Phase 1/2 development in over 150 patients with solid tumors, including metastatic HR+/HER2- and triple-negative breast cancer. OQY-3258 has shown efficacy in these patients, including reduction of brain metastasis and responses in heavily pretreated patients. To date, OQY-3258 has exhibited a differentiated safety profile vs. Trodelvy and other TROP2 ADCs in Phase 3 development. Notably, no interstitial lung disease or ocular surface events have been observed. Gastrointestinal effects have been mild and mainly Grade 1/2. Neutropenia and leukopenia have been the major AEs, which were manageable and did not result in discontinuation of study drug. OQY-3258 is being evaluated in a Phase 3 study as first-line treatment in patients with unresectable recurrent or metastatic triple-negative breast cancer (NCT06732323) and in a Phase 3 study in patients with unresectable locally advanced or metastatic HR+/HER2- breast cancer (NCT06383767).

About Oqory, Inc.

Oqory, Inc. is an innovator in the field of ADCs with expertise in advancing targeted cancer therapies. The Company’s pipeline includes multiple ADC programs, with two currently in clinical development and several next-generation ADCs in preclinical stages. These programs are designed to address critical unmet needs in indications such as breast cancer, non-small cell lung cancer, small cell lung cancer, multiple myeloma, and other metastatic solid tumors. Powered by a proprietary ADC platform, Oqory is delivering therapies that have demonstrated promising efficacy and safety paving the way for improved patient outcomes.

About Vincerx Pharma, Inc.

Vincerx Pharma, Inc. is a clinical-stage biopharmaceutical company committed to developing differentiated and novel therapies to address the unmet medical needs of patients with cancer. Vincerx’s pipeline consists of a next-generation ADC, VIP943, currently in Phase 1; a small molecule drug conjugate, VIP236, which has completed its Phase 1 study; a CDK9 inhibitor, enitociclib, which has completed a Phase 1 monotherapy study; a preclinical ADC, VIP924; and VersAptx™, a versatile, next-generation bioconjugation platform.

Vincerx is based in Palo Alto, California, and has a research subsidiary in Monheim, Germany.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, expectations and events, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “would,” “could,” “suggest,” “seek,” “intend,” “plan,” “goal,” “potential,” “on-target,” “on track,” “project,” “estimate,” “anticipate,” or other comparable terms. All statements other than statements of historical facts included in this press release are forward-looking statements. Forward-looking statements include, but are not limited to, the entry into a definitive merger agreement; the anticipated terms and closing of the merger, the $20 million equity investment, and the amount and timing of the interim financing; the expected ownership structure and value to Vincerx stockholders upon closing of the merger; the anticipated benefits of a merger transaction; and the clinical results of Oqory’s product candidates. Forward-looking statements are neither historical facts nor assurances of future performance or events. Instead, they are based only on current beliefs, expectations, and assumptions regarding future business developments, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Forward-looking statements are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict, many of which are outside Vincerx’s control.

Actual results, conditions, and events may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results, conditions, and events to differ materially from those indicated in the forward-looking statements include, but are not limited to, Vincerx’s capital requirements, availability and sufficiency of capital, and cash runway; the ability of the parties to enter into a definitive merger agreement and the final terms thereof; the parties’ ability to satisfy the conditions precedent to the merger, including stockholder approval; the closing of the merger; the risk that any definitive agreement is terminated after it is entered into but before consummation of any proposed merger;; Vincerx’s reliance on receipt of interim funding; market acceptance of the combined company; risks associated with clinical development of the Vincerx and Oqory product candidates; general economic, financial, legal, political, and business conditions; and the risks and uncertainties set forth in Vincerx’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 and subsequent reports filed with the Securities and Exchange Commission by Vincerx. Forward-looking statements speak only as of the date hereof, and Vincerx disclaims any obligation to update any forward-looking statements.

Vincerx and the Vincerx logo are trademarks of Vincerx. This press release also contains trademarks and trade names that are the property of their respective owners.

Contacts:

Gabriela Jairala

Vincerx Pharma, Inc.

gabriela.jairala@vincerx.com

Totyana Simien

Inizio Evoke Comms

totyana.simien@inizioevoke.com